Exhibit 10.1
EXECUTION

AMENDMENT NUMBER SIX
to the
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of May 17, 2013
among
BARCLAYS BANK PLC,
SUTTON FUNDING LLC
and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER SIX (this “Amendment”) is made as of this 25th day of November, 2013, by and among Barclays Bank PLC (a “Purchaser” and “Agent”), Sutton Funding LLC (a “Purchaser”) and Nationstar Mortgage LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of May 17, 2013 (as amended by Amendment Number One to the Master Repurchase Agreement, dated as of July 18, 2013, Amendment Number Two to the Master Repurchase Agreement, dated as of July 24, 2013, Amendment Number Three to the Master Repurchase Agreement, dated as of September 20, 2013, Amendment Number Four to the Master Repurchase Agreement, dated as of November 4, 2013, and Amendment Number Five to the Master Repurchase Agreement, dated as of November 13, 2013, by and among Purchasers and Seller, and as further amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller and Purchasers.

WHEREAS, Purchasers, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of November 25, 2013 (the “Effective Date”), the Repurchase Agreement is hereby amended as follows:

(a)Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Custodian” in its entirety and replacing it with the following:
“Custodian” means The Bank of New York Mellon Trust Company, N.A., ReconTrust Company, N.A., U.S. Bank National Association or Deutsche Bank National Trust Company, as the case may be, and their successors and permitted assigns.
(b)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Sutton Custodial Agreement” in its entirety and replacing it with the following:
“Sutton Custodial Agreement” means each of the ReconTrust Custodial Agreement and the U.S. Bank Custodial Agreement.
(c)    Section 2 of the Repurchase Agreement is hereby amended by adding the following defined terms in alphabetical order:
“ReconTrust Custodial Agreement” means that certain Custodial Agreement, dated as of May 17, 2013, among Seller, Purchasers and ReconTrust Company, N.A., entered into in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.
“U.S. Bank Custodial Agreement” means that certain Custodial Agreement, dated as of November 25, 2013, among Seller, Purchasers and U.S. Bank National Association, entered into in connection with this Agreement, as the same may be amended, modified or supplemented from time to time.
(d)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Trust Receipt” in its entirety and replacing it with the following:
“Trust Receipt” shall have the meaning assigned thereto in the DB Custodial Agreement or the U.S. Bank Custodial Agreement, as applicable.
(e)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Request for Release of Documents” in its entirety and replacing it with the following:
“Request for Release of Documents” shall mean the Request for Release of Documents set forth as Exhibit 15 to the BNY Custodial Agreement or ReconTrust Custodial Agreement, or Annex 5 of the DB Custodial Agreement or U.S. Bank Custodial Agreement, as applicable.
(f)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Certified Mortgage Loan Trust Receipt” in its entirety and replacing it with the following:
“Certified Mortgage Loan Trust Receipt” shall have the meaning assigned thereto in the ReconTrust Custodial Agreement and BNY Custodial Agreement.
(g)    Exhibit B of the Repurchase Agreement is hereby amended by deleting clause (q) in its entirety and replacing it with the following:
(q)    Such Mortgage Loan has not been released from the possession of the Custodian under (i) Section 9 of the ReconTrust Custodial Agreement or BNY Custodial Agreement, as applicable, to Seller or its bailee for a period in excess of fifteen (15) calendar days (or if such fifteenth day is not a Business Day, the next succeeding Business Day); (ii) Section 5 of the DB Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day); (iii) Section 5 of the U.S. Bank Custodial Agreement, to Seller or its bailee for a period in excess of thirty (30) calendar days (or if such thirtieth day is not a Business Day, the next succeeding Business Day) or, in each case, such earlier time period as indicated on the related Request for Release of Documents;
SECTION 2.    Fees and Expenses. Seller agrees to pay to Purchasers all fees and out of pocket expenses incurred by Purchasers and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchasers and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement.

SECTION 3.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.    Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.    Representations. In order to induce Purchasers and Agent to execute and deliver this Amendment, Seller hereby represents to Purchasers and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6.    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchasers, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,                    Purchaser and Agent
By: /s/ Adam Yarnold Name: Adam Yarnold Title:
SUTTON FUNDING LLC, Purchaser
By: /s/ Ellen V. Kiernan Name: Ellen V. Kiernan Title:
NATIONSTAR MORTGAGE LLC, Seller
By: /s/ Ellen Coleman Name: Ellen Coleman Title: EVP

Amendment Number Six to A&R Master Repurchase Agreement